AGREEMENT
FOR PURCHASE AND SALE OF SHARES OF
PREFERRED STOCK
OF PEPGEN CORPORATION

             This Agreement is entered into effective as of April 17, 2001, (the “Effective Date”), by and between Biotechnology Development Fund I, L.P., a limited partnership organized under the laws of Delaware (“BDF I”), Biotechnology Development Fund II, L.P., a limited partnership organized under the laws of Delaware (“BDF II”), (together the “Purchasers”), and Calypte Biomedical Corporation (“Seller”), a Delaware corporation.  The principal offices for the Purchasers and the Seller are shown below each party’s signature at the end of this Agreement.  Pepgen Corporation (“Pepgen”), a California corporation with its principal offices at 1255 Harbor Parkway, Alameda, CA 94502, has executed and delivered this Agreement solely to acknowledge and consent to the sale of shares of Pepgen effected hereby.

             1.          Purchase and Sale of Shares.  Seller hereby agrees to sell and transfer to Purchasers, and Purchasers hereby agree to purchase from Seller, the entirety of Sellers’ shares of Pepgen Series A Preferred Stock (the “Series A Shares”) and shares of Pepgen Series C Preferred Stock (the “Series C Shares”) in the amounts listed on the attached Schedule A to this Agreement (collectively the “Shares”) for an aggregate purchase price of $500,000 (the “Consideration”) on the relevant closing dates as set forth below in Section 4.

             2.          Assignment of Rights and Obligations.  Seller hereby irrevocably assigns, transfers and conveys to the Purchasers all rights and obligations accorded to Seller (a) by the Master Stock Purchase Agreement dated September 19, 1995 by and among Pepgen, Seller and the parties listed on the attached Schedule B to this Agreement (the “Series A Agreement”), (b) by the Series C Preferred Stock Purchase Agreement dated August 20, 1999 by and among Pepgen, Seller and the parties listed on the attached Schedule C to this Agreement (the “Series C Agreement”), and (c) by related principle documents to the Series C Agreement and by the associated documents listed on the attached Schedule D to this Agreement.  Such rights and obligations will be transferred from Sellers to Purchasers on the relevant closing dates as set forth below in Section 4.

             3.          Notice of Sale.  Seller hereby notifies Pepgen of the transfer of Shares and all rights and obligations of the Shares’ ownership to Purchasers pursuant to the terms of this Agreement.

             4.          Closings.

                           (a)         First Closing.. The first closing of the purchase and sale of the Shares will take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California 94025-3506 at 10:00 a.m. California time, on April 17, 2001 or at such other time and place as Seller and BDF I ( the “First Closing”) mutually agree.  At the First Closing, BDF I shall deliver $171,000 to Seller in the form of a check payable to Seller or a wire transfer of funds to Seller.  At the First Closing, Seller shall deliver to BDF I the certificates representing the number of Shares purchased by BDF I as set forth in Schedule A together with the following documents:  (i) the Series A Agreement and related principle financing documents; (ii) the Series C Agreement and related principle financing documents; and (iii) documents listed on Schedule D to this Agreement.
                           (b)        Second Closing.  The second closing of the purchase and sale of the Shares will take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California 94025-3506 at 10:00 a.m. California time, on May 1, 2001 or at such other time and place as Seller and BDF II (the “Second Closing”) mutually agree.  At the Second Closing, BDF II shall deliver $329,000 to Seller in the form of a check payable to Seller or a wire transfer of funds to Seller.  Seller shall deliver to BDF II certificates representing the number of Shares purchased by BDF II as set forth in Schedule A.

             5.          Pepgen Board of Directors.  Effective as of the Second Closing, Nancy E. Katz, President, Chief Executive Officer and Chief Financial Officer of Seller, shall resign her position as the member of Pepgen’s Board of Directors (the “Board”) who is selected by the holders of a majority of the shares of the Series A Preferred Stock and the Series B Preferred Stock of Pepgen pursuant to Section 1.1 of the Voting Agreement between Pepgen and the parties listed on Schedule C to this Agreement (the “Voting Agreement”).

             6.          Voting Agreement.  Pursuant to Section 6.1 of the Voting Agreement, Purchasers hereby agree to be bound by the terms of the Voting Agreement.

             7.          Representations and Warranties of Purchasers.  Purchasers represent and warrant to Seller, and to Pepgen, that:

                           (a)         Purchase for Own Account for Investment.  Purchasers are purchasing the Shares from Seller for Purchasers' own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).  Purchasers have no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchasers have any beneficial ownership of any of the Shares.

                           (b)        Access to Information.  Purchasers are “accredited” investors as defined under Regulation D under the 1933 Act, have had access to all information regarding Pepgen and Pepgen’s present and prospective business, assets, liabilities and financial condition that Purchasers reasonably consider important in making the decision to purchase the Shares, and have had ample opportunity to ask questions of Pepgen's representatives concerning such matters and this investment.  Purchasers are not relying upon any representations or warranties from Seller with respect to the Shares, except as specifically set forth in Section 3 hereof as to Seller’s authority to sell, and title to, the Shares, or with respect to Pepgen.

                           (c)         Understanding of Risks.  Purchasers are fully aware of:  (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchasers may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of Pepgen; and (v) the tax consequences of investment in the Shares.

                           (d)        Purchasers’ Qualifications.  Purchasers have a preexisting personal or business relationship with Pepgen and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchasers aware of the character, business acumen and general business and financial circumstances of Pepgen and/or such officers and directors.  By reason of Purchasers’ business or financial experience, Purchasers are capable of evaluating the merits and risks of this investment, have the ability to protect Purchasers’ own interests in this transaction and is financially capable of bearing a total loss of this investment.
                           (e)         No General Solicitation.  At no time were Purchasers presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

                           (f)         Compliance with Securities Laws.  Purchasers understand and acknowledge that, in reliance upon the representations and warranties made by Purchasers herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) nor are they being qualified under the California Corporate Securities Law of 1968, as amended or the laws of any other state, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of relevant law, which impose certain restrictions on Purchasers’ ability to transfer the Shares.

                           (g)        Restrictions on Transfer.  Purchasers understand that any subsequent transfer by the Purchasers of some or all of the Series A Shares and/or the Series C Shares are subject to limitations set forth in Section 4.5 of the Series C Agreement and that the subsequent transfer of certain rights and obligations associated with ownership of the Shares may be subject to further conditions and limitations set forth in the Voting Agreement and in the Information and Registration Rights Agreement between Pepgen and the parties listed on Schedule C to this Agreement.

                           (h)        Rule 144.  Purchasers understand that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum period, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.  Purchasers understand that Rule 144 may indefinitely restrict transfer of the Shares if Purchasers are, and for so long as Purchasers remain, “affiliates” of Pepgen and “current public information” about Pepgen (as defined in Rule 144) is not publicly available.

                           (i)          Legends and Stop-Transfer Orders.  Purchasers understand that certificates or other instruments representing any of the Shares acquired by Purchasers will bear legends required by federal or state laws or by the Bylaws of Pepgen or under any agreements to which the Shares are subject and which would impose legend obligations on the Shares as transferred hereby.  Purchasers agree that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Pepgen may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Shares, or if Pepgen transfers its own securities, that it may make appropriate notations to the same effect in Pepgen's records.

                           (j)          Rights and Obligations Applicable to the Shares as Sold; Execution and Delivery of Additional Documents as Condition to Sale.  Purchasers have made their own investigation of any restrictions imposed upon, or rights applicable to, the Shares, or upon or for the benefit of Purchasers as the holders thereof, by law or by any written agreement applicable to the Shares as held by Purchasers as transferees from Seller, and Purchasers have executed and delivered all instruments and documents and otherwise complied with all obligations required, as of the Effective Date, to be complied with by Purchasers under written agreements applicable to the Shares and to this transfer and sale to Purchasers.

             8.          Representations and Warranties By Seller.  Seller represents and warrants to Purchasers that:

                           (a)         Seller has full authority and power to execute and deliver this Agreement and, subject in part to the truthfulness of Purchasers’ representations herein, to sell and transfer the Shares to Purchasers as provided herein.  This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms.
                           (b)        Seller is the sole and exclusive owner, beneficially and of record, of all the Shares, free and clear of all liens, encumbrances, security agreements, pledges, preemptive rights, options, proxies, claims and charges.  Upon each of the First Closing and the Second Closing, and the delivery of the certificates representing the Shares pursuant to this Agreement, Seller will transfer to Purchasers good and valid title to the Shares and such Shares shall be free and clear of any liens, adverse claims, encumbrances or agreements, preemptive rights, co-sale rights, rights of refusal, repurchase rights, voting trusts and other restrictions of any kind.

                           (c)         Seller has held the Shares continuously since the date such Shares were issued by Pepgen.

                           (d)        Seller is not aware that the initial issuance and sale of the Shares to Seller by Pepgen was not in compliance with all applicable federal and State of California securities laws.

                           (e)         At no time did Sellers present or solicit by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

                           (f)         The execution, delivery of this Agreement and the performance of its respective terms will not, with or without the giving of notice or the passage of time, conflict with, constitute a violation or breach of or result in a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice or consent under (a) any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which Seller is a party or by which Seller is bound or to which any of Seller’s assets are subject, (b) any order, writ, injunction, award, decree, decision or ruling of any court, arbitrator or governmental or regulatory body against or binding Seller, or (c) any statute, law, rule or regulation of any jurisdiction to which Seller may be subject.

                           (g)        Subject in part to the truth and accuracy of the Purchasers’ representations set forth in Section 5, the offer, sale and transfer of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and from the registration and qualification requirements of applicable state securities laws, and neither the Seller, nor any authorized agent acting on its behalf, will take any action hereafter that would cause the loss of such exemptions.

             9.          Legal Fees.  Seller shall reimburse the Purchasers for legal fees incurred by the Purchasers in connection with this transaction in an amount not to exceed $5,000.

             10.        Further Assurances.  Seller agrees, at its sole cost and expense, to assist Purchasers to effectuate the purposes and intent of this Agreement and shall cooperate with Purchasers to effectuate the transfer of the record title to the Shares on the books and records of Pepgen from Seller to Purchasers

             11.        General.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement will be governed by the laws of the State of California without regard to its body of law controlling conflict of laws.  This Agreement is the complete and exclusive agreement of the parties hereto regarding the specific subject matter of this Agreement and supersedes in their entirety all prior agreements, understandings and communications, oral or written, between or among the parties regarding the specific subject matter of this Agreement, will be binding upon and inure to the parties’ respective successors and assigns, and may only be amended by a writing signed by the parties hereto or their respective successors, assigns or authorized representatives.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

SELLER:		PURCHASERS:

CALYPTE BIOMEDICAL CORPORATION		BIOTECHNOLOGY DEVELOPMENT FUND I, L.P

By:	/s/ Nancy E. Katz	By:	BioAsia Investments, LLC, General Partner

Name:	Nancy E. Katz
Title:	Chief Executive Officer, President and Chief	By:	/s/ Frank Kung
Financial Officer
		Name:	Frank Kung
		Title:	Managing Member

Address:	1265 Harbor Bay Parkway, Alameda,
	California 94502	Address:	575 High Street, Suite 201, Palo Alto,
California 94301

BIOTECHNOLOGY DEVELOPMENT FUND II, L.P.

		By:	BioAsia Management, LLC, General Partner

		By:	/s/ Frank Kung

		Name:	Frank Kung
		Title:	Managing Member

		Address:	575 High Street, Suite 201, Palo Alto,
California 94301

ACKNOWLEDGED AND SALE OF SHARES CONSENTED TO:

PEPGEN CORPORATION

By:	/s/ C. P. Liu

Name:	C. P. Liu

Title:	President